UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2024

Journey Medical Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41063	47-1879539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9237 E Via de Ventura Blvd., Suite 105

Scottsdale, AZ 85258

(Address of Principal Executive Offices)

(480) 434-6670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DERM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K (the “Current Report”), on June 25, 2024, the stockholders of Journey Medical Corporation (the “Company” or “Journey”) voted at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) to approve an amendment to the 2015 Stock Incentive Plan (“2015 Plan”) to (i) increase the number of shares of the Company’s common stock authorized for issuance under the 2015 Plan by 3,000,000 shares, which would increase the total number of authorized shares under the 2015 Plan to 10,642,857, and (ii) extend the expiration date of the 2015 Plan by 10 years, to May 27, 2035 (the “2015 Plan Amendment”).

The Company’s Board of Directors approved the 2015 Plan Amendment in April 2024, subject to stockholder approval at the 2024 Annual Meeting. The 2015 Plan Amendment became effective at the time of stockholder approval.

A copy of the 2015 Plan Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated by reference in this Item 5.02. The material terms of the 2015 Plan Amendment are described in the Company’s definitive proxy statement on Schedule 14A for the 2024 Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2024.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 25, 2024, the Company held its 2024 Annual Meeting at 11:00 a.m. Eastern Time by means of an online virtual meeting platform. Stockholders representing 12,341,409 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, or 61.79%, of the 19,972,896 shares entitled to vote, were represented in person or by proxy, constituting a quorum.

At the 2024 Annual Meeting, the following three proposals were approved: (i) the election of five directors to hold office until the 2025 annual meeting of stockholders; (ii) the ratification of the appointment of KPMG LLP as Journey’s independent registered public accounting firm for the year ending December 31, 2024; and (iii) the approval of an amendment to the 2015 Plan. The three proposals are described in detail in Journey’s definitive proxy statement on Schedule 14A for the 2024 Annual Meeting filed with the SEC on April 29, 2024.

As of the April 26, 2024 record date for the determination of the stockholders entitled to notice of, and to vote at, the 2024 Annual Meeting, 13,972,896 shares of the Company’s Common Stock were outstanding and eligible to vote with an aggregate of 13,972,896 votes and 6,000,000 shares of the Company’s Class A Common Stock were outstanding and eligible to vote with an aggregate of 35,932,896 votes, as determined in accordance with Article IV, Section 3.2 of the Company’s Third Amended and Restated Certificate of Incorporation.

Proposal 1

The votes with respect to the election of five directors to hold office until the 2025 annual meeting of stockholders were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Lindsay A. Rosenwald, M.D.	23,386,919	472,751	4,441,739
Claude Maraoui	23,636,015	223,655	4,441,739
Neil Herskowitz	23,341,955	517,715	4,441,739
Justin Smith	23,337,817	521,853	4,441,739
Miranda Toledano	23,645,466	214,204	4,441,739

Proposal 2

The vote with respect to the ratification of KPMG LLP as Journey’s independent registered accounting firm for the year ending December 31, 2024 was as follows:

Total Votes For	Total Votes Against	Abstentions
28,289,568	8,345	3,496

Proposal 3

The vote with respect to the approval of the amendment to the Journey Medical Corporation 2015 Stock Incentive Plan was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
22,719,234	1,119,591	20,845	4,441,739

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

10.1	Amendment to the Journey Medical Corporation 2015 Stock Incentive Plan.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Journey Medical Corporation

(Registrant)

Date: June 25, 2024
	By:	/s/ Claude Maraoui
Claude Maraoui
Chief Executive Officer, President and Director